Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of July 15, 2005, among iPCS, INC., a Delaware corporation (the “Company”), BRIGHT PERSONAL COMMUNICATION SERVICES, LLC, an Ohio limited liability company and subsidiary of the Company (“Bright”), HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation and subsidiary of the Company (“Percom”), BRIGHT PCS HOLDINGS, INC., a Delaware corporation and subsidiary of the Company (“Bright Holdings,” and, together with Bright and Percom, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 30, 2004 providing for the issuance of 11 1/2% Senior Notes due 2012 (the “Notes”);

WHEREAS, on July 1, 2005 pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2005, by and between Horizon PCS, Inc. (“Horizon”) and the Company, Horizon merged with and into the Company (the “Merger”);

WHEREAS, in connection with the Merger, each of Bright and Percom, as subsidiaries of Horizon, became a Subsidiary of the Company;

WHEREAS, the Indenture provides that, in connection with the Merger (or, in the case of Bright Holdings, upon the creation by the Company of a new Domestic Restricted Subsidiary), the Guaranteeing Subsidiaries, as subsidiaries of the obligor on the Notes, shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Successor Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  July 15, 2005

BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary

HORIZON PERSONAL COMMUNICATIONS, INC.

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary

BRIGHT PCS HOLDINGS, INC.

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary

iPCS, INC.

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Cauna M. Silva
Authorized Signatory

iPCS WIRELESS, INC.

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary

iPCS EQUIPMENT, INC.

By:	/s/ Timothy M. Yager
Name: Timothy M. Yager
Title: President, CEO and Assistant Secretary